UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 8, 2019
Date of Report (Date of earliest event reported)

Two River Bancorp
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	000-51889 (Commission File Number)	20-3700861 (IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey (Address of principal executive offices)		07724 (Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, no par value	Trading Symbol(s) TRCB	Name of each exchange on which registered The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As a result of the redemption described in Item 3.03 of this Report, the parties’ obligations under the Rights Agreement (defined below) have been terminated. The disclosure under Item 3.03 is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

On August 8, 2019, Two River Bancorp (“Two River”) completed the redemption of all of the outstanding stock purchase rights (“Rights”) issued under the Shareholder Rights Agreement, dated July 20, 2011 (the "Rights Agreement"), by and between Two River and Computershare Limited (“Computershare”), successor in interest to Registrar and Transfer Company, as rights agent (the "Agent"), at a redemption price of $0.00092464 per outstanding Right, or $8,036 in the aggregate. Therefore, all rights to exercise the Rights terminated as of August 8, 2019, and the only remaining right of the holders of Rights is to receive the redemption price for the Rights held.

The redemption price was determined pursuant to the terms of the Rights Agreement, and was adjusted to reflect all stock splits, stock dividends, and similar transactions occurring after the date of the Rights Agreement. The redemption price will be payable in cash, and such payment will be mailed by the Agent to the holders of the Rights within the next 30 days.

Prior to the redemption of the Rights, holders of Two River's common stock, no par value per share (the "Common Stock"), had one Right for each share of Common Stock outstanding. Each Right had entitled the holder to purchase from Two River one one-thousandth of a share of Series B Junior Participating Preferred Stock. Computershare also serves as the transfer agent for the Common Stock.

A copy of the press release announcing the redemption of the Rights is attached hereto as Exhibit 99.1.

Item 8.01.  Other Events

On August 13, 2019, Two River issued a press release announcing that Two River completed the redemption of the Rights on August 8, 2019.

A copy of the press release announcing the redemption of the Rights is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: August 13, 2019

	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian
Executive Vice President and Chief Financial Officer

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